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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): MARCH 7, 2003
                         Commission File Number: 0-29911


                           CALDERA INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                DELAWARE                                        87-0662823
----------------------------------------                  ----------------------
    (State or other jurisdiction of                           (IRS Employer
     incorporation or organization)                          Identification No.)


       355 SOUTH 520 WEST
            LINDON, UT                                              84042
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(Address of Principal Executive Offices)                          (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                                 (801) 765-4999
                             ----------------------

                                      N/A
--------------------------------------------------------------------------------
             (Former name, former address, and formal fiscal year,
                         if changed since last report)


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                              ITEM 5. OTHER EVENTS

     Caldera International, Inc., doing business as The SCO Group, issued the following press release on March 7, 2003.

                          SCO FILES LAWSUIT AGAINST IBM

     SCO FILES BILLION DOLLAR LAWSUIT FOR MISAPPROPRIATION OF TRADE SECRETS,
        TORTIOUS INTERFERENCE, UNFAIR COMPETITION AND BREACH OF CONTRACT

LINDON, UTAH--MARCH 7, 2003--The SCO(R) Group (SCO) (Nasdaq: SCOX), the owner of the UNIX operating system, announced today that it has filed legal action against IBM (NYSE:IBM) in the State Court of Utah, for misappropriation of trade secrets, tortious interference, unfair competition and breach of contract. The complaint alleges that IBM made concentrated efforts to improperly destroy the economic value of UNIX, particularly UNIX on Intel, to benefit IBM's new Linux services business.

IBM originally entered into their UNIX license agreement with AT&T in February 1985 in order to produce the AIX operating system. These agreements require that the UNIX software code be held in confidence, and prohibit unauthorized distribution or transfer.

In 1995, SCO purchased the rights and ownership of UNIX and UnixWare that had been originally owned by AT&T. This included source code, source documentation, software development contracts, licenses and other intellectual property that pertained to UNIX-related business. SCO became the successor in interest to the UNIX software licenses originally licensed by AT&T Bell Laboratories to all UNIX distributors, including HP, IBM, Silicon Graphics, Sun Microsystems, and many others.

As a result of IBM's unfair competition and the marketplace injury sustained by SCO, SCO is requesting damages in an amount to be proven at trial, but no less than $1 billion, together with additional damages through and after the time of trial.

SCO is also demanding that IBM cease these anti-competitive practices based on specific requirements sent in a notification letter to IBM. If these requirements are not met, SCO will have the authority to revoke IBM's AIX license 100 days following the receipt of SCO's letter.

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SCO's letter and complaint have been filed by the law firm of Boies, Schiller and Flexner. SCO announced in January that the law firm had been retained to research and investigate possible violations of SCO's intellectual property.

"SCO is in the enviable position of owning the UNIX operating system," said Darl McBride, president and CEO, SCO. "It is clear from our stand point that we have an extremely compelling case against IBM. SCO has more than 30,000 contracts with UNIX licensees and upholding these contracts is as important today as the day they were signed."

A copy of SCO's complaint is on file with the State Court of Utah and can also be found at www.sco.com/scosource.

ABOUT THE SCO GROUP

The SCO Group (NASDAQ: SCOX) helps millions of customers in more than 82 countries to grow their businesses with UNIX business solutions. Headquartered in Lindon, Utah, SCO has a worldwide network of more than 16,000 resellers and 8,000 developers. SCO Global Services provides reliable localized support and services to all partners and customers. For more information on SCO products and services visit http://www.sco.com.

SCO, SCOSOURCE, UNIXWARE and the associated SCO logo are trademarks or registered trademarks of Caldera International, Inc. in the U.S. and other countries. UNIX, used under an exclusive license, is a registered trademark of The Open Group in the United States and other countries. Linux is a registered trademark of Linus Torvalds. All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

                                       ###


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                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 7, 2003              CALDERA INTERNATIONAL, INC.


                                  By /s/ Robert K. Bench
                                     ------------------------------
                                     Robert K. Bench
                                     (Chief Financial Officer
                                     Principal Financial and Accounting Officer)


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